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                                                                       Exhibit 5

                                                                 August 25, 2003

To the Board of Directors of
Baxter International Inc.
One Baxter Parkway
Deerfield, Illinois 60015

                     Re: Registration Statement on Form S-3

Ladies and Gentlemen:

     In connection with the filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (the "Registration Statement"), relating to the public offering by Baxter International Inc., a Delaware Corporation (the "Company"), organized under the General Corporation Law of the State of Delaware (the "Law"), of up to $1,000,000,000 in the aggregate of (i) shares of common stock of the Company, $1 par value per share (the "Common Stock"), (ii) debt securities of the Company (the "Debt Securities") to be issued pursuant to an Indenture (the "Indenture"), dated as of April 26, 2002, between the Company and the trustee named in the prospectus pertaining to the offering of any such debt securities (the "Trustee"), (iii) shares of preferred stock of the Company (the "Preferred Stock"), (iv) warrants representing rights to purchase Debt Securities, Preferred Stock or Common Stock (the "Warrants"), (v) shares of convertible preferred stock of the Company (the "Convertible Preferred Stock"),
(vi) convertible preferred debt securities of the Company (the "Convertible Debt Securities"), (vii) equity purchase contracts, representing rights to purchase common stock or preferred stock or other equity (the "Equity Purchase Contracts") and (viii) equity purchase units, representing ownership of Equity Purchase Contracts and Debt Securities, Preferred Stock or debt obligations of third parties, including U.S. Treasury securities (the "Equity Purchase Units") (collectively, (i) through (viii) above, the "Offered Securities"), including up to an additional $70,000,000 aggregate amount of such Offered Securities that have been previously registered in accordance with Rule 462(b) under the Act, I have examined such corporate records, certificates and other documents and such questions of law as I have considered necessary for the purposes of these opinions.

     On the basis of the above examination, I advise you that, in my opinion:

1. The Company has been duly incorporated and is an existing corporation in good standing under the Law, and the laws of the State of Delaware.

2. When (i) the terms of the issuance and sale of the Common Stock have been duly approved by all necessary action of the board of directors of the Company (the "Board of Directors") (or a duly authorized committee thereof), so as not to violate any applicable law or result in a default under or a breach of any

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     agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (ii) certificates for the shares of Common Stock have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, against payment of the consideration fixed therefor by the Board of Directors (or a duly authorized committee thereof), the Common Stock (including any Common Stock issued upon conversion or exchange under the terms of any other of the Offered Securities) will be, when issued, duly authorized, validly issued, fully paid and non-assessable.

3. The execution and delivery of the Indenture and the Debt Securities have been duly authorized by the Company. The Indenture has been duly executed and delivered by the Company and, assuming the Indenture has been duly executed and delivered by the Trustee, when the Debt Securities have been duly executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the Indenture, assuming the terms of such Debt Securities have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Debt Securities (including any Debt Securities issued upon conversion or exchange under the terms of any other of the Offered Securities) will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting the rights of creditors and to general equity principles (whether considered in a proceeding at law or in equity).

4. When (i) the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with the Company's Certificate of Incorporation, as amended, and approved by all necessary corporate action of the Board of Directors (or a duly authorized committee thereof), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (ii) a Certificate of Designation fixing and determining the terms of the Preferred Stock has been filed with the Secretary of State of the State of Delaware and (iii) the Preferred Stock has been duly issued and sold as contemplated by the Registration Statement and any prospectus supplement relating thereto, against payment of the consideration fixed therefore by the Board of Directors (or a duly authorized committee thereof), the Preferred Stock (including any Preferred Stock issued upon conversion or exchange under the

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     terms of any other of the Offered Securities) will be, when issued, duly authorized, validly issued, fully paid and non-assessable.

5. When (i) the issuance and terms of the Warrants, the terms of the offering thereof and related matters have been duly approved by all necessary corporate action of the Board of Directors (or a duly authorized committee thereof) so as not to violate any applicable law or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (ii) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company, and (iii) the Warrants or certificates representing the Warrants have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, against payment of the consideration fixed therefor by the Board of Directors (or a duly authorized committee thereof), the Warrants (including any Warrants issued upon conversion or exchange under the terms of any other of the Offered Securities) will be, when issued, duly authorized and validly issued.

6. When (i) the issuance and terms of the Convertible Preferred Stock, the terms of the offering thereof and related matters have been duly approved by all necessary corporate action of the Board of Directors (or a duly authorized committee thereof) so as not to violate any applicable law or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (ii) a Certificate of Designation fixing and determining the terms of the Convertible Preferred Stock has been filed with the Secretary of State of the State of Delaware and (iii) the Convertible Preferred Stock has been duly issued and sold as contemplated by the Registration Statement and any prospectus supplement relating thereto, against payment of the consideration fixed therefore by the Board of Directors (or a duly authorized committee thereof), the Convertible Preferred Stock (including any Convertible Preferred Stock issued upon conversion or exchange under the terms of any other of the Offered Securities) will be, when issued, duly authorized, validly issued, fully paid and non-assessable.

7. When (i) the terms of the Convertible Debt Securities, the terms of the offering thereof and related matters have been duly approved by all necessary corporate action of the Board of Directors (or a duly authorized committee thereof), so as not to violate any applicable law or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and
     (ii) have been validly executed and delivered by the Company as contemplated by the Registration Statement and any

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     prospectus supplement relating thereto, against payment of the consideration fixed therefor by the Board of Directors (or a duly authorized committee thereof), the Convertible Debt Securities (including any Convertible Debt Securities issued upon conversion or exchange under the terms of any other of the Offered Securities) will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting the rights of creditors and to general equity principles (whether considered in a proceeding at law or in equity).

8. When (i) the terms of the Equity Purchase Contracts, the terms of the offering thereof and related matters have been duly approved by all necessary corporate action of the Board of Directors (or a duly authorized committee thereof), so as not to violate any applicable law or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and
     (ii) the Equity Purchase Contracts have been validly executed and delivered by the Company as contemplated by the Registration Statement and any prospectus supplement relating thereto, against payment of the consideration fixed therefor by the Board of Directors (or a duly authorized committee thereof), the Equity Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting the rights of creditors and to general equity principles (whether considered in a proceeding at law or in equity).

9. When (i) the creation of and the issuance and terms of the Equity Purchase Units, the terms of the offering thereof and related matters have been duly approved by all necessary corporate action of the Board of Directors (or a duly authorized committee thereof), so as not to violate any applicable law or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (ii) the deposit agreement relating to the Equity Purchase Units has been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company and (iii) the Equity Purchase Units or certificates representing the Equity Purchase Units have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, against payment of the consideration fixed therefor by the Board of Directors (or a duly authorized committee thereof), the Equity Purchase Units will be duly authorized and validly issued.


The opinions set forth in paragraphs 1 though 9 above are subject to the following additional qualifications:

(a) I express no opinion as to (1) any waiver of inconvenient forum set forth in any agreement or (2) any provision relating to judgments in currencies other than United States dollars. I express no opinion concerning whether a United States federal court would accept jurisdiction in any dispute, action, suit or proceeding arising out of, or relating to, any agreement or the transactions contemplated thereby.

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(b)  The opinions expressed above are limited to the federal laws of the United
     States, the Law of the State of Delaware (and Illinois; and as to the provisions of the Indenture, and the issuance and sale of any debt securities hereunder, New York), and the Act, as currently in effect. In particular (and without limiting the generality of the foregoing) I express no opinion (1) as to the laws of any country (other than the federal laws of the United States of America) or as to the effect of such laws (whether limiting, prohibitive or otherwise) on any of the rights or obligations of any party to or beneficiary of any agreements or (2) concerning the effect (if any) of any law of any jurisdiction (except the States of Illinois, New York and Delaware) in which any holder of any securities issued by the Company is located that limits the rate of interest that such holder may charge or collect. In addition (and without limiting the generality of the foregoing), my opinions are subject to the effects of, and I express no opinion with respect to the application of or compliance with, state securities or "blue sky" laws, statutes, rules or regulations.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Legal Matters" in the Prospectus. In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act.

Sincerely,

/s/ Thomas J. Sabatino, Jr.
--------------------------------
Thomas J. Sabatino, Jr.
Senior Vice President
and General Counsel

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